NATIONAL TECHNICAL SYSTEMS

NEWS RELEASE for IMMEDIATE RELEASE

Contact:	National Technical Systems Raffy Lorentzian, Sr. V.P. & C.F.O. Tel: (818) 591-0776
Executive Office 24007 Ventura Boulevard Calabasas, California 91302

NATIONAL TECHNICAL SYSTEMS, INC.

RECEIVES DEFICIENCY LETTER FROM NASDAQ

Calabasas, CA – December 16, 2008 –National Technical Systems, Inc. (NASDAQ: NTSC) (NTS), today announced that the Company received a NASDAQ deficiency letter on December 15, 2008 indicating that the Company does not comply with the Board of Directors independent director requirements set forth in Marketplace Rule 4350(c)(1), which requires a listed company to have a majority of independent directors serving on its board.

The deficiency results from the unanticipated death of independent director Ralph Clements on November 29, 2008. On December 11, 2008, the Company notified NASDAQ of Mr. Clements' death and the resulting vacancy on the Company's Board. The Company's Board presently has eight members, including four independent directors. NASDAQ has requested that the Company achieve compliance with Rule 4350(c)(1) on or before the Company's next annual meeting of shareholders, which last year was held in July.

Donald Tringali, Vice Chairman of the Board, stated “We have initiated a search for a new independent director and we intend to be fully compliant with Rule 4350(c)(1) as soon as possible.”

About National Technical Systems, Inc.

National Technical Systems, Inc. is a leading provider of engineering and evaluation services to the defense, aerospace, telecommunications, automotive and high technology markets. Through a world-wide network of resources, NTS provides full product life-cycle support, offering world class design engineering, compliance, testing, certification, quality registration and program management. For additional information about NTS, visit our website at www.ntscorp.com or call 800-270-2516.

Forward-Looking Statements This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities

NTS Receives Nasdaq Deficiency Letter

Exchange Act of 1934 that involve risks, uncertainties and assumptions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements including capital expenditure and working capital needs, the growth of our business and the anticipated financial results for the remainder of fiscal 2009.

The forward-looking statements made herein speak only as of the date of this press release and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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